UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2009

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On October 28, 2009, Atlas Air Worldwide Holdings, Inc. ("AAWW") entered into an underwriting agreement (the "Underwriting Agreement") with Morgan, Stanley & Co. Incorporated and Goldman, Sachs & Co., as representatives for the underwriters, in connection with the offer and sale by AAWW to the underwriters of 4,000,000 shares of AAWW’s common stock, par value $0.01 per share (the "Shares"). The initial price to the public is $25.75 per share, and the underwriters have agreed to purchase the Shares from AAWW pursuant to the Underwriting Agreement at a price of $24.5269 per share. Under the terms of the Underwriting Agreement, AAWW granted the underwriters an option, which expires on November 27, 2009, to purchase up to an additional 600,000 shares of common stock at the same price.

The offering of the Shares is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-159752), which AAWW filed with the Securities and Exchange Commission and which became effective on June 17, 2009. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. The closing of the offering is expected to take place on or about November 3, 2009, subject to the satisfaction of customary closing conditions. The Underwriting Agreement is filed as Exhibit 1 to this Current Report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The legal opinion of Ropes & Gray LLP regarding the validity of the Shares is filed as Exhibit 5 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

1. Underwriting Agreement, dated October 28, 2009, by and between Atlas Air Worldwide Holdings, Inc., Morgan, Stanley & Co. Incorporated and Goldman, Sachs & Co. as representatives for the underwriters

5. Opinion of Ropes & Gray LLP

23. Consent of Ropes & Gray LLP included in Exhibit 5

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

October 29, 2009	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

1	Underwriting Agreement
5	Opinion of Ropes & Gray LLP
23	Consent of Ropes & Gray LLP included in Exhibit 5